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                                   EXHIBIT 4.2

       FORM OF CLASS F WARRANT AGREEMENT BY AND BETWEEN THE REGISTRANT AND
                  AMERICAN SECURITIES TRANSFER AND TRUST, INC.
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                                   EXHIBIT 4.2



                                WARRANT AGREEMENT




                              GLOBAL OUTDOORS, INC.

                                       AND

                  AMERICAN SECURITIES TRANSFER AND TRUST, INC.

                                  Warrant Agent
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THIS AGREEMENT dated as of _____________________________, 1997, between GLOBAL
OUTDOORS, INC., an Alaska corporation (the "Company") and AMERICAN SECURITIES TRANSFER AND TRUST, INC., a Colorado corporation (the "Warrant Agent").

         WHEREAS:

         1. In connection with the Company's public offering of a maximum of 625,000 Units (the "Units"), each Unit consisting of two shares of Common Stock, $0.02 par value, and one Class F Warrant (a "Warrant" or the "Warrants"). The Company proposes to issue 625,000 Units consisting of 1,250,000 shares of Common Stock and 625,000 Class F Warrants to purchase 625,000 shares of Common Stock. The Company also proposes to issue up to 37,500 Units to the Underwriter for an additional potential issuance of up to 37,500 Class F Warrants.

         2. The Company desires to provide for the issuance of warrant certificates (the "Warrant Certificates") representing the Warrants.

         3. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holder of the Warrant Certificates and the Warrant agent, the parties hereto agree as follows:

         1.       Definitions.  As used herein:

                  (a) "Common Shares" shall mean the shares of Common Stock the Company as authorized by the Company's amended Articles of Incorporation, which have a par value of $0.02.

                  (b) "Corporate Office" shall mean the place of business of the Warrant Agent (or its successor) located in Denver, Colorado, which office is presently located at 1825 Lawrence Street, Suite 444, Denver, Colorado 80202.

                  (c) "Class F Exercise Period" shall mean __________________, 1997 to __________________, 1999, being the 24-month period commencing the date the proposed public offering of the Company's Units is declared effective by the Securities and Exchange Commission, which was ___________________, 1997. Such 24-month period may be extended by the Company as provided in Section 5 hereof.

                  (d) "Expiration Date" shall mean, with respect to the Class F Exercise period, 5:00 p.m. Mountain Standard or Daylight Time two years after the date the proposed public offering of the Company's Units is declared effective by the Securities and Exchange Commission
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(unless extended by the Company in accordance with Section 5 hereof, in which case the Expiration Date shall be fixed by the Company), or if such day shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Mountain Standard or Daylight Time on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

                  (e) "Exercise Price" shall mean (i) with respect to the Class F Warrants, a purchase price of $4.80 per Share. The Company may elect to lower the Exercise Price but cannot raise the Exercise Price above $4.80 per share.

                  (f) "Registered Holder" shall mean the person in whose name any Warrant Certificates shall be registered on the books maintained by the Warrant Agent pursuant to Section 6 of this Agreement.

                  (g) "Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

                  (h) "Trading Date" shall mean 8:00 a.m., Mountain Standard or Daylight Time, 240 days and two years, for the Class F Warrants following the date the proposed offering of the Company's Units, as described in the Registration statement filed with the Securities and Exchange Commission, is declared effective by the Commission, which was _________________________, 1997.

                  (i) "Transfer Agent" shall mean the Company's transfer agent, American Securities Transfer and Trust, Inc., or its successor.

                  (j) "Warrant" or the "Warrants" shall mean and include from 25,000 to 662,500 Class F Warrants to purchase a like number of shares of the authorized and unissued Common Shares of the Company.

                  (k) "Warrant Shares" shall mean and include (i) up to 662,500 shares of authorized and unissued Common Shares initially reserved for issuance on exercise of the Warrants, and (ii) any additional Common Shares or other property which may hereafter be issuable or deliverable on exercise of the Warrants pursuant to Section 10 of this Agreement.

         2. Warrants and Issuance of Warrant Certificates. Each Class F Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such warrant to purchase one Common Share on exercise thereof, subject to modification and adjustment as hereinafter provided in Section 10. Warrant Certificates representing an aggregate of from 25,000 to 662,500 Common Shares of the Company shall be executed by the proper officers of the Company and delivered to the Transfer Agent of the Company's Common Shares for countersignature on execution of the Agreement. Each Class F Warrant Certificate shall be attached to a certificate

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representing two Common Shares of the Company; the Warrant Certificates to be
delivered to the Transfer Agent shall be from 25,000 Class F Warrant Certificates (minimum) to 662,500 Class F Warrant Certificates (maximum), in direct relation to the number of Units sold in the Company's public offering. The Warrant Certificates will be issued and delivered by the Warrant Agent on written order of the Company signed by its president and attested by its Secretary or Assistant Secretary. The Warrant agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

         Except as provided in Section 8 hereof, certificates representing the Warrant Shares shall be issued only on or after the Exercise Date (hereinafter defined) on exercise of the Warrants or on transfer or exchange of the Warrant Shares.

         3. Form and Execution of Warrant Certificates. The Warrant Certificates shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement. The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

         One Warrant Certificate representing one Class F warrant shall be initially issued only when attached to a certificate representing two Common Stock Shares. The Warrant Certificates shall be numbered serially in accordance with the Common Shares attached thereto with the letter "W" appearing on each Warrant Certificate. Following initial issuance, the Warrant Shares may be issued by number preceded by the letter "W" without regard to the number of Common Shares initially attached thereto.

         The Warrant Certificates shall be executed on behalf of the Company by its President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

         4. Exercise. The Class F Warrants shall become exercisable beginning on the Trading Date and for the duration of the Class F Exercise Period (subject) to extension in accordance with Section 5 below. A Warrant represented by a Warrant Certificate may be exercised in whole or in part during the Exercise Period, but in no event after the expiration Date. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "Exercise Date") of the Warrant Certificate. The exercise form shall

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be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with any other documents required by the Company and payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America. Such payment shall be an amount equal tot he Class F Exercise Price per Warrant as hereinabove defined.

         The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercisable Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable on exercise of a Warrant. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

         As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares deliverable on exercise of any Warrant. The Warrant Agent shall promptly notify the Company in writing of any exercise and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company. The parties contemplate such payments will be made by the Warrant Agent to the Company on a weekly basis and will consist of collected funds only. The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by agreement of the Company and the Warrant agent, at all times relevant hereto. Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause share certificates to be issued representing the number of Warranties exercised by the holder.

         Expenses incurred by the Warrant Agent, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services. A $15.00 fee shall be paid to the Warrant Agent by the Registered holder of any Warrants on exercise of such Warrants and will be retained by the Warrant agent over and above expenses. All expenses incurred by the Warrant Agent and to be paid by the Company shall be deducted from the Escrow Account prior to distribution of funds to the Company.

         A detailed accounting statement setting forth the number of Warrants exercised, the net amount of exercised funds and all expenses incurred by the Warrant agent shall be transmitted to the Company on payment of each exercise amount. Such accounting statement shall serve as an interim accounting for the Company during the Class F Exercise Periods. The Warrant Agent shall render to the Company a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of shared issued, the amounts to be distributed to the Company, and all other expenses incurred by the Warrant Agent, at the completion of the Class F Exercise Period.

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         5. Extension of Expiration Date. If at any time prior to the Expiration
Date, the Company should desire to extend the Expiration Date and the Class F Exercise Period, the Board of Directors of the Company may extend the Class F Exercise Periods on 30 days prior written notice to the holders of the Class F Warrants. A copy of the resolution of the Board of Directors of the Company for inspection by the Warrant holders during such 30-day notice period. Following proper notice to the Warrant Holders, an extension in the Class F Exercise
Period shall automatically become effective, assuming the Company has bet the conditions set forth above. The Company shall also notify the warrant agent at the time notice is given to the Warrant Holders of a proposed extension in the Warrant exercise periods. The duties and responsibilities of the Warrant Agent shall continue in force and without modification as set forth elsewhere herein during any extension period and until the Expiration Date, as extended.

         6.       Redemption of Warrants.

                  (a) The Company will be entitled to call all of its Class F Warrants for redemption at a price (the "Redemption Price") of $0.02 per Warrant. The Warrants are callable upon notice specified herein at any time after such Warrants become exercisable. On the redemption date, the Warrant Holders of record of redeemed Warrants shall be entitled to payment of the Redemption price for such redeemed Warrants to the Company at the principal office of the Warrant Agent.

                  (b) Notice of redemption of any Warrants shall be given at lease twenty (20) days prior to any redemption date ("Redemption Date") by mailing, by registered or certified mail, return receipt requested, a copy of such notice to all of the affected Warrant Holders of record as of two days prior to the mailing date at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the Warrant Holder of record to the Warrant Agent not less than seventy-five
(75) days prior to the Redemption Date and shall be effective upon receipt.

                  (c) Notwithstanding any other provision of this Agreement, from and after the Redemption Date, all rights of the affected Warrant Holders (except the right to receive the Redemption Price) shall terminate, but only if
(i) on or prior to the Redemption Date the Company shall have irrevocably deposited with the Warrant Agent, as paying agent (who is hereby appointed as such) a sufficient amount to pay on the Redemption Date the Redemption Price for all warrants called for redemption and (ii) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent on or before the Redemption Date.

                  (d) The Warrant Agent shall pay to the Warrant Holders of record of redeemed Warrants all monies received by the Warrant agent from the Company for the redemption of Warrants to which the Warrant Holders of record of such redeemed Warrants are entitled under the provisions of this Agreement.

                  (e) Any amounts deposited with the Warrant agent which are not required for redemption of the Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent which shall be unclaimed after six (6) months after the Redemption Date may be

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withdrawn by the Company, and thereafter the Warrant Holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent, and the Warrant Holders of redeemed warrants shall have no right to any such interest.

                  (f) If the Company fails to made a sufficient deposit with the Warrant Agent as provided above, the Warrant Holder of any Warrants called for redemption may at the option of the Warrant Holder (i) by notice to the Company declare the notice of redemption a nullity, or (ii) maintain an action against the Company for the Redemption Price. If the Warrant holder brings such an action, the Company will pay reasonable attorneys' fees of the Warrant Holder. If the Warrant Holder fails to bring an action against the Company for the Redemption Price within ninety (90) days after the Redemption Date, the Warrant Holder shall be deemed to have elected to declare the notice of redemption to be a nullity and such notice shall be without any force or effect.

         7. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Shares such number of Common Shares as shall then be issuable on exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

         If any Warrant Shares require an exemption from registration with any government authority under any Federal or State law before such shares may be validly issued or delivered, the Company covenants it will in good faith and as expeditiously as possible endeavor to secure such exemption from registration except that the Company will not attempt to seek an exemption from registration of the Warrant Shares in certain states that the Company, on advice of Counsel, believes in good faith cannot be exempted from registration.

         A Warrant Holder residing in a state where a required exemption from registration of issuance of the Shares has not been obtained within a reasonable time after the surrender date of the Warrant Certificate for exercise shall not be entitled to exercise Warrants, unless in the opinion of counsel such exemption from registration in such state shall not be required, or the Company authorizes the issuance. In such event, the Warrant Holder shall be entitled to transfer the Warrants to others, but only prior to the Expiration Date for the Warrants being transferred.

         The Warrant holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant shares on exercise of the Warrant. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant agent the amount of any such taxes or charges incident thereto. No issuance of Warrant Shares shall be made unless an exemption from registration has been obtained from jurisdictions that require said exemption.


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         The Warrant Agent is hereby irrevocably authorized to requisition certificates for Warrant Shares from the Company's Transfer Agent as required from time to time. In addition, the Company will supply the Warrant Agent with blank warrant certificates, so as to maintain an inventory satisfactory to the Warrant Agent. The Company will authorize the Transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent as statement setting forth the name and address of its Transfer Agent for Common Shares issuable on exercise of the Warrants and of each successor Transfer Agent, if any.

         8. Registration of Transfer. The Warrant Certificates may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificates which the holder making the transfer shall be entitled to receive.

         The Warrant Agent shall keep transfer books at its Corporate Office which shall register Warrant Certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the Transferees a new Warrant Certificate of Certificates representing an equal aggregate number of Warrants.

         All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Warrant Agent. A $15.00 fee shall be paid to the Warrant agent by the Registered holder for any registration or transfer of Warrant Certificates. In addition, the Company may require payment of a sum by the Registered Holder sufficient to cover any tax or other government charge that may be imposed in connection therewith. At the time of exercise of the Warrant(s), the transfer fee is to be paid by the Warrant holder. In the event Warrant holder must pay the fee and fails to remit same, the fee will be deducted from the proceeds prior to distribution to the Company.

         Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) and the parties hereto shall not be affected by any notice to the contrary.

         9. Loss or Mutilation. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the Warrant Agent prior to delivery of a new

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Warrant Certificate. Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         10.      Adjustment of Exercise Price and Shares.

                  (a) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Shares as a stock dividend or shall subdivide the number of outstanding common Shares into a greater number of shares, then, in either of such events, the then applicable Exercise Price per Common Share purchasable pursuant to the Warrants in effect at the time of such action shall be reduced proportionately and the number of Common Shares purchasable pursuant tot he Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of its outstanding Common Shares by combining such shares into a smaller number of shares, then, in such event, the then applicable Exercise Price per Common Share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of Common Shares at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Shares in shares of any other class of the Company or securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent Common Shares are issuable on the payment of conversion thereof.

                  (b) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding Common Shares into shares with a different par value, or by changing its outstanding Common Shares into shares with a different par value, or by changing its outstanding Common Shares to shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified on this Agreement, in lieu of the Common Shares of the Company theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Common Shares of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and in any such event, the rights of any holder of a Warrant to any adjustment in the number of Common Shares purchasable on exercise of such Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, a merger, acquisition, stock exchange, stock for asset exchange or like transaction by the Company will not be considered a material change for purposes of this paragraph, and no adjustment shall be made under this paragraph by reason of any merger, acquisition, stock exchange or like transaction.

                  (c) In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof, in lieu of each Common Share of the

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Company which he would have been entitled to receive, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each Common Share of the Company; provided however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Mountain Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addressed as may appear on the books of the Company.

                  (d) On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of Common Shares; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one Common Share on the basis of the applicable Exercise Price per share.

                  (e) In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Shares for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the Common Shares or other stock, securities or assets deliverable on exercise of the Warrant pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 30 days' prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Shares or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

                  (f) The Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Shares unless the Warrant is exercised and the Common Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Shares entitled to such dividend or other right.

                  (g) No adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of Common Shares of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Shares on exercise of any options pursuant to such plans, (iii) the issuance of Common Shares in connection with compensation arrangements for officers, employees or agents of the Company and any subsidiary, and the like, (iv) the issuance of Common Shares in connection with an acquisition, merger, stock exchange or stock for asset exchange of a similar transaction by or with the Company of any entity, as contemplated by the Company's plan of operation.

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                  (h) The foregoing subparagraphs (a) through (g) shall be
included on the reverse side of the Warrant Certificate as a "Statement of rights of Warrant Holders."

         11. Duties, Compensation and Termination of Warrant Agent. The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificate or the Warrants represented thereby or of the Common Shares or other property delivered on exercise of any Warrant. The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustments.

         The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by and instrument signed by its President and attested by its Secretary of Assistant Secretary. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

         The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

         The Warrant Agent may resign its duties or the Company may terminate the Warrant agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party. At lease 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate. On such resignation or termination, the Company shall appoint a new Warrant Agent. If the Company shall fail to make such

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
appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.

         After accepting in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

         Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agency shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. No further action shall be required for the establishment and authorization of such successor Warrant Agent.

         The Warrant Agent, its officers, directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

         12. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained. Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 66 2/3% of the Warrants outstanding. Additionally, no change in the number or nature of the Warrant Shares purchasable on exercise of a warrant shall be made without the consent in writing of the Registered holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

         13. Notices. All notices, demands, elections, opinions or requests (however characterized or described) requiring or authorized hereunder shall be deemed given sufficiently in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company:

         Richard K. Dickson II, Esq.
         Global Outdoors, Inc.
         43445 Business Park Dr., Suite 113
         Temecula, CA 92590

and in the case of the Warrant Agent:

         American Securities Transfer and Trust, Inc.
         1825 Lawrence Street, Suite 444
         Denver, Colorado 80202

and if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

         14. Persons Benefiting. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

         15. Further Instruments. The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

         16. Severability. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         17. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other action or occurrence.

         18. General Provisions. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above mentioned.




                                            THE COMPANY:

                                            GLOBAL OUTDOORS, INC.



(CORPORATE SEAL)                            By:_________________________________
                                                     Perry Massie, President


ATTEST:


_________________________________
           Secretary

                                            THE WARRANT AGENT:

                                            AMERICAN SECURITIES TRANSFER AND
                                            TRUST, INC.



                                            By:_________________________________

ATTEST:



_________________________________
           Secretary